UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 500

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On March 17, 2025, SpringBig Holdings, Inc. (the “Company”) announced that it has agreed to appoint Jaret Christopher as Chief Executive Officer effective April 1, 2025 (the “Appointment”).

Mr. Christopher, age 53, brings extensive leadership experience in Software as a Service (SaaS)-based businesses and knowledge of the cannabis market. Most recently, Mr. Christopher was General Manager and Vice President, CRM Software at WM Technologies, Inc., a position he held from 2021 until 2024 following the sale of Sprout, a customer relationship management (CRM) and marketing software company he founded, to WM Technologies, Inc. in 2021. Prior to starting Sprout in 2017, Mr. Christopher was founder and Chief Executive Officer of multiple SaaS-based technology start-up businesses that he led to successful exits.

In connection with the Appointment, the Company and Mr. Christopher agreed to an offer letter (the “Offer Letter”). As set forth in the Offer Letter, the Company intends to acquire (the “Acquisition”) VICE CRM LLC, a Massachusetts limited liability company, which is an artificial intelligence (AI)-enabled performance marketing platform designed to optimize return on investment for consumer marketing campaigns in highly regulated industries, as well as the assets consisting of the source code and related intellectual property that is being licensed to it. The Company intends to complete the Acquisition in exchange for 2,383,126 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), issued in a private placement transaction, half of which would be issued at closing and the remaining half of which would be issued after 12 months of Mr. Christopher’s continuous service to the Company. The Acquisition remains subject to the completion of diligence and execution of a mutually agreeable and customary purchase agreement (the “Purchase Agreement”).

The Company has agreed to pay Mr. Christopher a base salary of $450,000 per year and make him eligible for an annual discretionary performance bonus based on achieving specific to be determined metrics or goals, with a target of 50% of then-applicable base salary

The Company has also agreed to grant Mr. Christopher 4,766,251 restricted stock awards (“RSAs”) under the Company’s 2022 Amended and Restated Long-Term Incentive Plan (the “Plan”). The RSAs will vest over a four-year period, with 25% vesting after 12 months of continuous service and the remaining 75% vesting in equal quarterly installments over the following three years.

Additionally, the Company has agreed to grant Mr. Christopher 8,125,000 restricted stock units (“RSUs”) under the Plan representing the right to receive Common Shares upon milestone-based vesting as follows:

●	Milestone 1: 1,932,500 RSUs will vest if the Common Share price achieves and sustains an average closing price above $1.00 for 180 consecutive trading days.

●	Milestone 2: An additional 1,996,500 RSUs will vest if the Common Share price achieves and sustains an average closing price above $2.00 for 180 consecutive trading days.

●	Milestone 3: An additional 2,062,000 RSUs will vest if the Common Share price achieves and sustains an average closing price above $3.00 for 180 consecutive trading days.

●	Milestone 4: An additional 2,134,000 RSUs will vest if the Common Share price achieves and sustains an average closing price above $4.00 for 180 consecutive trading days.

The Company intends to enter into customary grant agreements with Mr. Christopher to evidence the grants of the RSAs and RSUs and which will contain customary terms and conditions, including repurchase rights and obligations upon a separation event (the “Award Agreements”).

Mr. Christopher has the right to serve as an observer to the Company’s board of directors (the “Board”), which affords him information rights afforded to each of the Board directors and allows him to participate in all meetings of the Board, but no right to vote on any matter submitted to the Board or otherwise considered for approval, or consent, by the Board. Upon his appointment as Chief Executive Officer, the Board intends to appoint Mr. Christopher as a member of the Board (without additional compensation), increasing the size of the Board as necessary.

Mr. Christopher is generally eligible to participate in the Company’s regular medical, dental, vision, disability, and life insurance benefits. He is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including two years post-employment non-competition and non-solicitation of employees and customer provisions (together, the “Confidentiality Provisions”).

The Company intends to enter into a mutually agreeable employment agreement, an agreement amending and restating the Confidentiality Provisions, the Award Agreements and the Purchase Agreement (together, the “Definitive Documents”). If mutually acceptable Definitive Agreements are not executed and delivered by the Company and Mr. Christopher by June 12, 2025, either party will have the right to terminate the Offer Letter, upon which the Offer Letter will be null and void and the Confidentiality Provisions will be null and void, except for provisions regarding nondisclosure of confidential information and return of Company materials.

As previously announced, Jeffrey Harris, the Founder and Chairman of the Company, will step down as Chief Executive Officer on March 31, 2025. Mr. Christopher has served as President of the Company since March 14, 2025 and will continue to serve in that role until Mr. Harris steps down, at which point Mr. Christopher will be appointed Chief Executive Officer.

There are no transactions between the Company and Mr. Christopher that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Christopher and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Christopher and any other persons pursuant to which Mr. Christopher was selected as an officer and director.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 17, 2025, the Company issued a press release announcing the Appointment and the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
10.1	Offer Letter between SpringBig Holdings, Inc. and Jaret Christopher.
99.1	Press Release issued by SpringBig Holdings, Inc. on March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

March 21, 2025	By:	/s/ Jeffrey Harris
		Name:	Jeffrey Harris
		Title:	Chief Executive Officer

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